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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2000 relating to the financial statements and financial statement schedules of Philadelphia Consolidated Holding Corp., which appears in Philadelphia Consolidated Holding Corp.'s Annual Report on Form 10-K for the year ended December 31, 1999.



         /s/  PricewaterhouseCoopers LLP


         Philadelphia, PA
         June 16, 2000